Exhibit 99.1
FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2021 SECOND QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, July 29, 2021-- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the second quarter ended June 30, 2021.

Net income available to common stockholders was $18.1 million, or $0.46 per diluted share, for the 2021 second quarter, compared with $1.8 million, or $0.05 per diluted share, for the same period in 2020. Funds from Operations (“FFO”) was $22.2 million for the 2021 second quarter, compared with $12.0 million for the comparable 2020 period. FFO per diluted common share was $0.57 and $0.31 for the quarters ended June 30, 2021 and 2020, respectively. Excluding non-recurring items, FFO was $22.2 million and $29.7 million for the quarters ended June 30, 2021 and 2020, respectively. Funds available for distribution (“FAD”) was $22.8 million for the 2021 second quarter compared with $29.3 million for the 2020 second quarter.

Second quarter 2021 results were impacted by the following:

•	Higher rental income due to a $17.7 million write-off in the 2020 second quarter related to Senior Lifestyle Corporation’s (“Senior Lifestyle”) straight-line and lease incentive balances partially offset by the following:

o	Decreased rental income as a result of Senior Lifestyle’s non-payment of lease obligations during the 2021 second quarter, partially offset by the re-leasing of 11 properties in the portfolio;

o	Decreased rental income as a result of Senior Care Centers, LLC’s and Abri Health Services, LLC unpaid lease obligations; and

o	Decreased rental income from abated and deferred rent partially offset by higher rental income from completed developments.

•	Higher income from unconsolidated joint ventures; and

•	Net gain on sale of $5.5 million compared with a net gain on sale of $189,000 during the second quarter of 2020;

During the second quarter of 2021, LTC completed the following:

•	Sold three Wisconsin communities and a closed community in Nebraska for a total sale price of $35.9 million. These communities were previously leased to Senior Lifestyle. LTC received total combined proceeds of $34.8 million and recorded a net gain on sale of $5.4 million;

•	Transitioned a memory care community in Colorado previously operated by Senior Lifestyle to an operator new to LTC. The lease has a 5-year term and provides a purchase option for $5.5 million which is exercisable after the first year of the lease. Cash rent starting in the second lease year will be $150,000, increasing to $300,000 in the third lease year and escalating by 2% annually thereafter; and

•	Paid down $41.0 million under its unsecured revolving line of credit.

Subsequent to June 30, 2021, LTC completed the following:

•	Transitioned an assisted living community in Wisconsin previously operated by Senior Lifestyle to a regionally based operator new to LTC. The lease has a 10-year term with three 5-year renewal terms. Cash rent under the new lease is $920,000 in the first lease year, $1.2 million in the second lease year, $1.3 million in the third lease year, escalating 2% annually thereafter;

•	Entered into a lease agreement with an existing operator covering three assisted living communities in the Senior Lifestyle portfolio. Two properties are located in Pennsylvania, and one in New Jersey. The lease has a 2-year term with zero cash rent for the first three months then cash rent will be based on mutually agreed fair market rent;

•	Entered into a lease agreement with an existing operator covering three assisted living communities in Nebraska in the Senior Lifestyle portfolio. The lease has a 2-year term with zero cash rent for the first three months then cash rent will be based on mutually agreed fair market rent;

•	Sold a skilled nursing center in Washington for $7.7 million. LTC received proceeds of $7.2 million and expects to recognize a gain on sale of approximately $2.6 million;

•	Paid $25.2 million in regular scheduled principal payments under its senior unsecured notes;

•	Borrowed $19.0 million under its unsecured revolving line of credit at 1.2%; and

•	Provided $366,000 of deferred rent and $323,000 of rent abatement in July 2021. LTC has agreed to provide rent deferrals up to $493,000 and abatements up to $319,000 for each of August and September 2021.

Conference Call Information

LTC will conduct a conference call on Friday, July 30, 2021, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2021. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com

USA Toll-Free Number	1-877-510-2862

International Toll-Free Number	1-412-902-4134

Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through August 13, 2021 via the following:

USA Toll-Free Number	1-877-344-7529

International Toll-Free Number	1-412-317-0088

Canada Toll-Free Number	1-855-669-9658

Conference Number	10158029

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC owns or holds first mortgages on 176 investments in 27 states with 31 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$29,804	$20,275	$61,777	$58,310
Interest income from mortgage loans	7,933	7,820	15,855	15,597
Interest and other income	392	386	777	984
Total revenues	38,129	28,481	78,409	74,891

Expenses:
Interest expense	6,860	7,546	13,832	15,256
Depreciation and amortization	9,508	9,797	19,385	19,466
(Recovery) provision for credit losses	—	—	(9)	1
Transaction costs	133	64	225	134
Property tax expense	3,800	4,111	7,781	8,334
General and administrative expenses	5,337	4,580	10,370	9,680
Total expenses	25,638	26,098	51,584	52,871

Other operating income:
Gain on sale of real estate, net	5,463	189	4,690	44,043
Operating income	17,954	2,572	31,515	66,063
Loss on unconsolidated joint ventures	—	(620)	—	(620)
Income from unconsolidated joint ventures	376	—	665	231
Net income	18,330	1,952	32,180	65,674
Income allocated to non-controlling interests	(91)	(82)	(179)	(171)
Net income attributable to LTC Properties, Inc.	18,239	1,870	32,001	65,503
Income allocated to participating securities	(113)	(97)	(233)	(278)
Net income available to common stockholders	$18,126	$1,773	$31,768	$65,225

Earnings per common share:
Basic	$0.46	$0.05	$0.81	$1.66
Diluted	$0.46	$0.05	$0.81	$1.66

Weighted average shares used to calculate earnings per common share:
Basic	39,169	39,055	39,135	39,298
Diluted	39,170	39,137	39,136	39,380

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. The Company believes that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company. Therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

The Company defines FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the Company’s consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in the Company’s consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020		2021	2020
GAAP net income available to common stockholders	$18,126	$1,773		$31,768	$65,225
Add: Depreciation and amortization	9,508	9,797		19,385	19,466
Add: Loss on unconsolidated joint ventures	—	620		—	620
Less: Gain on sale of real estate, net	(5,463)	(189)		(4,690)	(44,043)
NAREIT FFO attributable to common stockholders	22,171	12,001		46,463	41,268

Add: Non-recurring items	—	17,742	(1) (2)	758 (3)	17,742	(1) (2)
FFO attributable to common stockholders, excluding non-recurring items	$22,171	$29,743		$47,221	$59,010

NAREIT FFO attributable to common stockholders	$22,171	$12,001		$46,463	$41,268
Non-cash income:
Less: straight-line rental income	19	(634)		(663)	(1,473)
Add: amortization of lease costs	116	293	(1)	228	394	(1)
Add: Other non-cash expense	—	17,557	(2)	758 (3)	17,557	(2)
Less: Effective interest income from mortgage loans	(1,483)	(1,555)		(3,227)	(3,078)
Net non-cash income	(1,348)	15,661		(2,904)	13,400

Non-cash expense:
Add: Non-cash compensation charges	1,958	1,762		3,810	3,539
Less: Capitalized interest	—	(86)		—	(277)
Net non-cash expense	1,958	1,676		3,810	3,262

Funds available for distribution (FAD)	$22,781	$29,338		$47,369	$57,930

(1) Includes the write-off of Senior Lifestyle lease incentives.
(2) Represents the write-off of Senior Lifestyle straight-line rent.
(3) Represents a straight-line rent receivable write-off.

NAREIT Basic FFO attributable to common stockholders per share	$0.57	$0.31		$1.19	$1.05
NAREIT Diluted FFO attributable to common stockholders per share	$0.57	$0.31		$1.19	$1.05

NAREIT Diluted FFO attributable to common stockholders	$22,171	$12,001		$46,696	$41,268
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,170	39,137		39,333	39,380

Diluted FFO attributable to common stockholders, excluding non-recurring items	$22,171	$29,840		$47,454	$59,010
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,170	39,309		39,333	39,380

Diluted FAD	$22,894	$29,435		$47,602	$57,930

Weighted average shares used to calculate diluted FAD per share	39,369	39,309		39,333	39,380

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Investments:
Land	$123,239	$127,774
Buildings and improvements	1,281,066	1,324,227
Accumulated depreciation and amortization	(355,745)	(349,643)
Operating real estate property, net	1,048,560	1,102,358
Properties held-for-sale, net of accumulated depreciation: 2021—$3,512; 2020—$0	4,512	—
Real property investments, net	1,053,072	1,102,358
Mortgage loans receivable, net of loan loss reserve: 2021—$2,590; 2020—$2,592	257,051	257,251
Real estate investments, net	1,310,123	1,359,609
Notes receivable, net of loan loss reserve: 2021—$139; 2020—$146	13,730	14,465
Investments in unconsolidated joint ventures	19,340	11,340
Investments, net	1,343,193	1,385,414

Other assets:
Cash and cash equivalents	5,714	7,772
Debt issue costs related to bank borrowings	918	1,324
Interest receivable	35,977	32,746
Straight-line rent receivable	24,357	24,452
Lease incentives	2,414	2,462
Prepaid expenses and other assets	3,899	5,316
Total assets	$1,416,472	$1,459,486

LIABILITIES
Bank borrowings	$65,900	$89,900
Senior unsecured notes, net of debt issue costs: 2021—$581; 2020—$658	552,559	559,482
Accrued interest	4,093	4,216
Accrued expenses and other liabilities	31,540	30,082
Total liabilities	654,092	683,680

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242	394	392
Capital in excess of par value	852,959	852,780
Cumulative net income	1,420,776	1,388,775
Cumulative distributions	(1,520,153)	(1,474,545)
Total LTC Properties, Inc. stockholders’ equity	753,976	767,402
Non-controlling interests	8,404	8,404
Total equity	762,380	775,806
Total liabilities and equity	$1,416,472	$1,459,486